UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

OceanTech Acquisitions I Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40450	85-2122558
(Commission File Number)	(IRS Employer Identification No.)

515 Madison Avenue, 8th Floor – Suite 8133

New York, New York 10022

Registrant’s telephone number, including area code (929) 412-1272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	OTECU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	OTECO	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	OTECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 13, 2023 (the “Effective Date”), OceanTech Acquisition I Corp., a Delaware Corporation (the “Company”), entered into a Purchase Agreement (the “Agreement”) with OceanTech Acquisitions I Sponsors LLC, a Delaware limited liability company ("Original Sponsor"), and Aspire Acquisition LLC, a Delaware limited liability company (the “New Sponsor”), pursuant to which the New Sponsor, or an entity designated by the New Sponsor, will purchase from the Original Sponsor 2,581,500 shares of Class B common stock of the Company (the “Class B Common Stock”), par value $0.0001 per share and 5,869,880 Private Placement Warrants, each of which is exercisable to purchase one share of Class A common stock of the Company, par value $0.0001 per share, for an aggregate purchase price of $1.00 (the “Purchase Price”) payable at the time the Company effects a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Initial Business Combination”).

Upon the closing of the Initial Business Combination, New Sponsor shall also convey (i) 250,000 (two hundred and fifty thousand) shares of Class B Common Stock to the equityholders of the Original Sponsor, as of the Effective Date (the “Original Sponsor Equityholders”), pro rata based on the Original Sponsor Equityholders’ underlying interest in the Company’s Class B Common Stock, and (ii) 250,000 (two hundred and fifty thousand) Private Placement Warrants to the Original Sponsor Equityholders, pro rata based on the Original Sponsor Equityholders’ underlying interest in the Company’s Private Placement Warrants as of the Effective Date. Upon the closing of the Agreement, the New Sponsor will (i) reimburse Joseph Adir in the amount of $25,000, and (ii) pay directly to Charles Baumgartner, the former Chief Executive Officer of the Company, $5,000 per month during the transition period.

In addition to the payment of the Purchase Price, the New Sponsor also assumed the following obligations: (i) responsibility for all of Company’s public company reporting obligations; and (ii) all other obligations of the Original Sponsor related to the Company.

Pursuant to the Agreement, the New Sponsor has replaced the Company’s current directors and officers with directors and officers of the Company selected in the New Sponsor’s sole discretion.

The Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, corporate authority, and compliance with applicable laws. The representations and warranties of each party set forth in the Agreement were made solely for the benefit of the other parties to the Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (c) may have been included in the Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

SECTION 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 5.02.

Change in Company Officers and Directors

On March 13, 2023, Joseph Adir, Michael Payne, Eric Blair, and Mitchell Gordon tendered their resignations as directors of the Company. Joseph Adir, Charles Baumgartner, Ofer Oz, and Ken Hickling resigned as officers of the Company. Michael Peterson, Donald Fell, Venkatesh Srinivasan, and Siva Saravanan were appointed as members of the board of directors of the Company. Suren Ajjarapu was appointed Chief Executive Officer and Chairman of the Company, and Frank Knuettel II was appointed as the Company’s Chief Financial Officer. There was no known disagreement with any of our outgoing directors on any matter relating to the Company’s operations, policies or practices.

The following sets forth certain information concerning each new director and officer’s past employment history, directorships held in public companies, if any, and for directors, their qualifications for service on the Company’s board.

Our board of directors is divided into two classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a two-year term. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office.

Surendra Ajjarapu

Mr. Ajjarapu has served a director of the Company since 2021. He has also served as Chairman of the Board, Chief Executive Officer and Secretary of Trxade Group, Inc., (NASDAQ: MEDS) a Delaware corporation, and its predecessor company since July 2010. Beginning in 2021, Mr. Ajjarapu served as Chief Executive Officer and Chairman of Aesther Healthcare Acquisition Corp., a special purpose acquisition company that consummated a business combination in February 2023. Mr. Ajjarapu is currently serving as a director of the merged company, Ocean Biomedical Inc. (Nasdaq:OCEA) (f.k.a Aesther Healthcare Acquisition Corp.). Since March 2018, Mr. Ajjarapu has served as Executive Chairman of the Board of Kano Energy Corp., a company involved in the development of renewable natural gas sites in the United States. Mr. Ajjarapu was a Founder and served as Chief Executive Officer and Chairman of the Board of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest of the United States, from March 2009 to December 2012. Mr. Ajjarapu was also a Founder, President and Director of Aemetis, Inc., a biofuels company (NASDAQ: AMTX), and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from January 2006 to March 2009. Mr. Ajjarapu was Co-Founder, Chief Operations Officer, and Director of Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India. Mr. Ajjarapu graduated from South Dakota State University with a M.S. in Environmental Engineering, and from the University of South Florida with an M.B.A., specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Frank Knuettel II

Mr. Knuettel has over 25 years of management experience in venture and private-equity backed public companies, and has advised public and private companies on financial management and controls, mergers and acquisitions, capital markets transactions and operating and financial restructurings. Mr. Knuettel served as the Chief Executive Officer and director of Unrivaled Brands (OTCQX:UNRV) (f/k/a Terra Tech Corp. (OTCQX:TRTC)), a vertically integrated company focused on the cannabis sector with operations in California and Nevada, from December 2020 to April 2022. Mr. Knuettel was formerly Director of Capital and Advisory at Viridian Capital Advisors, a position he held from June 2020 to January 2021, following the sale but prior to the close of the acquisition of One Cannabis Group, Inc. (“OCG”) by an OTCQX listed company. At OCG, Mr. Knuettel served from June 2019 to January 2021 as Chief Financial Officer of the company, a leading cannabis dispensary franchisor, with over thirty cannabis dispensaries across seven states. Prior to joining OCG, Mr. Knuettel was Chief Financial Officer at MJardin Group, Inc. (“MJardin”) (August 2018 to January 2019), a Denver-based cannabis cultivation and dispensary management company, where he led the company’s IPO on the Canadian Securities Exchange. Following the IPO, Mr. Knuettel managed the merger with GrowForce, a Toronto-based cannabis cultivator, after which he moved over to the Chief Strategy Role (January 2019 to June 2019). In his role as CSO, he managed the acquisition of several private companies before recommending and executing the consolidation of management and other operations to Toronto and the closure of the executive office in Denver. From April to August 2018, Mr. Knuettel served as Chief Financial Officer of Aqua Metals, Inc. (NASDAQ:AQMS), an advanced materials firm that developed technology in battery recycling. Prior to that, from April 2014 to April, 2018, Mr. Knuettel served as Chief Financial Officer at Marathon Patent Group, Inc. (NASDAQ:MARA), a patent enforcement and licensing company. Before that, Mr. Knuettel held numerous CFO and CEO positions at early-stage companies where he had significant experience both building and restructuring businesses. Mr. Knuettel also holds numerous board positions, at both public and private companies, including 180 Life Sciences (Nasdaq:ATNF) (July 2021 to present), ECOM Medical, Murphy Canyon Acquisition Corp. (Nasdaq:MURF) (February 2022 to present) and Relativity Acquisition Corp. (RACY) (February 2022 to present). Mr. Knuettel graduated cum laude from Tufts University with a B.A. degree in Economics and from The Wharton School at the University of Pennsylvania with an M.B.A. in Finance and Entrepreneurial Management.

Michael Peterson

Mr. Peterson commenced serving as a director of Kernel Group Holdings, Inc. (Nasdaq:KRNL) in December 2022. Mr. Peterson has been serving as President, Chief Executive Officer and as a member of the Board of Directors of Lafayette Energy Corp. since April 2022.  Beginning in September 2021, Mr. Peterson served as a member of the Board of Directors, Audit Committee (Chair), Compensation Committee and Nominating and Corporate Governance Committee of Aesther Healthcare Acquisition Corp., a special purpose acquisition company that consummated a business combination in February 2023. Mr. Peterson is currently serving as an independent director of the merged company, Ocean Biomedical Inc. (Nasdaq:OCEA) (f.k.a Aesther Healthcare Acquisition Corp.). Mr. Peterson has served as the president of Nevo Motors, Inc. since December 2020, which was established to commercialize a range extender generator technology for the heavy-duty electric vehicle market but is currently non-operational. Since May 2022, Mr. Peterson has served as a member of the Board of Directors and as the Chairperson of the Audit Committee of Trio Petroleum Corp., an oil and gas exploration and development company which is in the process of going public, since February 2021. Mr. Peterson has served on the board of directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO). Mr. Peterson previously served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Mr. Peterson served as an independent member of the Board of Directors of TRxADE HEALTH, Inc. (formerly Trxade Group, Inc.) from August 2016 to May 2021 (Nasdaq:MEDS). Mr. Peterson served as the Chief Executive Officer of PEDEVCO Corp. (NYSE American:PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as Chief Financial Officer of PEDEVCO between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from July 2012 to October 2014, and as PEDEVCO’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (NASDAQ:AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Donald Fell

Mr. Donald G. Fell, brings along a wealth of experience in the field of economics and business to the Company. Mr. Fell has served as an independent director of Kernel Group Holdings, Inc. (Nasdaq:KRNL) since December 2022and TRxADE HEALTH, INC since January 2014, as well as a director of Trxade Nevada since December 2013. Mr. Fell also served as a director of Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical Inc. (Nasdaq:OCEA)) from 2021 to February 2023. He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado Springs. Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute from 1995 to 2012. Mr. Fell was also a visiting professor at the University of LaRochelle, France, and an adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and is all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has overseen graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe.

Venkatesh Srinivasan

Mr. Venkatesh Srinivasan has served as an independent director of Kernel Group Holdings, Inc. (Nasdaq:KRNL) since December 2022. He also serves as President of Micro Labs USA and previously served as President of Rising Pharma, USA and as President and CEO of Ascend Laboratories, USA where he grew the business, building a new team and strengthening processes and systems. In addition, Mr. Srinivasan served as a Director at Pfizer India. Mr. Srinivasan previously served as a director of Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical Inc. (Nasdaq:OCEA)) from 2021 to February 2023.

Siva Saravanan

Mr. Saravanan has more than 20 years of experience steering digital strategies and technology solutions for businesses. Mr. Saravanan has served as an independent director of Kernel Group Holdings, Inc. (Nasdaq:KRNL) since December 2022. Mr. Saravanan previously served as a director of Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical Inc. (Nasdaq:OCEA)) from 2021 to February 2023. Additionally, Mr. Saravanan is the Chief Digital Officer at Wavestone US, helping Fortune 1000 business and technology leaders accelerate digital transformation. Prior to joining Wavestone US, Siva was Chief Information Officer and SVP of Business Operations at Reviver, an exciting IoT start-up that creates connected digital license plates to enable true autonomous driving. He designed customer digital experiences, unified commerce, supply chain, field service operations and the digital agenda for Reviver. Siva was also VP for IT Digital Transformation and Program Delivery at Aristocrat Technologies. While at Aristocrat Technologies, he led the transformation of business systems for a leading high-tech gaming manufacturer. Siva spent many years at Verifone as a Senior Director supporting technology operations in 40+ countries and also taking on delivery responsibilities. At VeriFone, he built a world-class global integrated supply chain network for agility and efficiency. Mr. Saravanan holds a M.S. in Systems Engineering from Tennessee State University and B.S in Mechanical Engineering from Annamalai University in Chidambaram, India. He is also on the Advisory Board of NishTech Inc., a digital commerce company and the Advisory Council of George Washington University School of Business Digital Program. Siva is a member of Forbes Technology Council contributing regularly.

Committee Appointments

The Company already has an audit committee and compensation committee. As a result of recent departures from the board and the new appointments, the committees of the board of directors currently consists of the following members:

Audit Committee:

•	Michael Peterson in his capacity as Chairman;

•	Donald Fell in his capacity as a member; and

•	Siva Saravanan in his capacity as a member.

Compensation Committee:

•	Donald Fell in his capacity as Chairman;

•	Michael Peterson in his capacity as a member; and

•	Siva Saravanan in his capacity as a member.

Nasdaq listing standards require that a majority of the Company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s board of directors has determined that Michael Peterson, Donald Fell, Venkatesh Srinivasan , and Siva Saravanan are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated March 13, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANTECH ACQUISITIONS I CORP.

Date: March 13, 2023	By:	/s/ Suren Ajjarapu
Name: Suren Ajjarapu
Title: Chief Executive Officer